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                                                                EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in each of the Prospectus constituting a part of the Amendment on Form S-3 to Registration Statement on Form SB-2 (File No. 333-83385) and the Registration Statement on Form S-8 (File No. 333-33930) filed by Global Capital Partners, Inc., of our report dated June 29, 2000 relating to the consolidated financial statements of Global Capital Partners, Inc. and Subsidiaries, which report appears in this Annual Report on Form 10-KSB (this "Annual Report") of Global Capital Partners, Inc. for the year ended March 31, 2000.

We also consent to the reference to us under the heading "Experts" in the Annual Report.

                                                     /s/ Spicer, Jeffries & Co.

                                                     SPICER, JEFFRIES & CO.

Denver, Colorado
June 29, 2000